Exhibit 99.1

NEWS RELEASE
For Immediate Release:
May 4, 2026
Sterling Reports Record First Quarter Results and Raises Full Year 2026 Guidance

THE WOODLANDS, TX – May 4, 2026 – Sterling Infrastructure, Inc. (NasdaqGS: STRL) (“Sterling” or the “Company”) today announced strong financial results for the first quarter of 2026.
The financial comparisons herein are to the prior year quarter, unless otherwise noted.
First Quarter 2026
Results:
•Revenues of $825.7 million increased by 92%. The recently acquired CEC business contributed $156.1 million to revenue in the quarter.
•Net income of $96.0 million, or $3.09 per diluted share, increases of 143% and 141% respectively.
•EBITDA(1) of $155.2 million, an increase of 115%.

Adjusted Results:
•Adjusted net income(1) of $111.3 million, or $3.59 per diluted share, increases of 122% and 120% respectively.
•Adjusted EBITDA(1) of $166.6 million, an increase of 107%.

Additional Financial Metrics:
•Cash flows from operations totaled $165.6 million for the three months ended March 31, 2026.
•Cash and cash equivalents totaled $511.9 million at March 31, 2026.
•Backlog at March 31, 2026 was $3.80 billion, up 78% from the prior year period. CEC contributed $592.0 million to backlog; excluding this contribution, backlog increased 51%.
•Combined backlog(2) at March 31, 2026 was $5.15 billion, up 131% from the prior year period. CEC contributed $1.88 billion to combined backlog; excluding this contribution, combined backlog increased 46%.
•Share repurchases totaled $12.3 million in the quarter at an average price of $305.14 per share.

CEO Remarks and Outlook
“We are off to an exceptional start in 2026, with first quarter adjusted net income increasing 122% to deliver adjusted diluted EPS of $3.59. Revenue grew 92%, including organic growth of over 55%, and adjusted EBITDA margins remained strong at over 20%. We also generated robust operating cash flow of $166 million,” stated Joe Cutillo, Sterling’s Chief Executive Officer. “We are incredibly proud of our teams for delivering another outstanding quarter.”
“Looking ahead, our confidence in our ability to continue generating exceptional results has only strengthened. Bid and award activity in early 2026 was strong, reinforcing our visibility into future growth. Notably, during the quarter, we were awarded the initial phase of site development work for a large, multi-year semiconductor fabrication campus. Additionally, CEC was awarded several large projects that contributed to a $1.2 billion increase in its combined backlog during the quarter.
(1) See “Non-GAAP Measures”, “Adjusted Net Income Reconciliation”, and “EBITDA Reconciliation” sections below for more information.
(2) Combined Backlog includes Unsigned Awards of $1.36 billion at March 31, 2026, with $1.29 billion of Unsigned Awards contributed from CEC.

We ended the quarter with signed backlog of $3.8 billion, up 78%, and combined backlog of $5.15 billion, up 131%. First quarter book-to-burn ratios were 2.1x for backlog and 3.5x for combined backlog. In addition, our pipeline of high-probability future phase work continues to expand and now exceeds $1.3 billion. Taken together, our signed backlog, unsigned awards, and future phase opportunities provide visibility into a total addressable pool of work approaching $6.5 billion, an increase of approximately $2 billion since year-end 2025.”
Mr. Cutillo continued, “Taking a deeper look at our segment results in the first quarter, in E-Infrastructure Solutions, we achieved 174% revenue growth and 177% adjusted operating income growth, driven by a combination of strong organic growth and contributions from the CEC acquisition. Within our legacy site development business, revenue increased 102%, and operating margins expanded both year-over-year and sequentially. Trends in the electrical business remain positive, with revenue increasing 78% compared to the pre-acquisition first quarter and margins that were in line with expectations.
E-Infrastructure signed backlog increased 123% over the prior year first quarter, or 74% excluding CEC. Mission-critical projects—including data centers, manufacturing, and semiconductor facilities—represented over 90% of our E-Infrastructure backlog at quarter end. We are also gaining traction in our efforts to cross-sell CEC’s mission-critical electrical services and Sterling’s best-in-class site development services. We are now in active construction on two data center campuses where we are delivering site and electrical services in an integrated capacity.
Transportation Solutions revenue increased 10% and adjusted operating income grew 26%, driven by strong performance in our Rocky Mountain market, excellent execution, and favorable mix shift toward higher-margin projects. The planned downsizing of our low-bid Texas heavy highway business remains on track and is expected to support margin expansion as we progress through 2026.
In Building Solutions, revenue increased 3%, reflecting a modest acceleration in homebuilder activity, while adjusted operating income declined 42% against a challenging comparison in the year-ago quarter. Although we are encouraged by the year-over-year increase in revenue in the quarter, we anticipate that conditions will remain challenging through 2026 as affordability constraints weigh on prospective homebuyers. We remain bullish on the multi-year demand trends in our key geographies, but expect soft market conditions to persist in the near term.”
“Our strong first quarter results strengthen our conviction that 2026 will be another outstanding year for Sterling. We are raising our 2026 guidance to reflect the strong momentum across the business, our expanded backlog and future phase position, and increasing visibility into future opportunities. At the midpoint, our 2026 guidance would represent 51% year-over-year revenue growth, 72% growth in adjusted diluted earnings per share, and 70% growth in adjusted EBITDA—positioning us for another year of exceptional performance and sustained value creation,” Mr. Cutillo concluded.
Full Year 2026 Guidance
•Revenue of $3.70 billion to $3.80 billion
•Net Income of $513 million to $533 million
•Diluted EPS of $16.50 to $17.15
•EBITDA(1) of $801 million to $831 million
Full Year 2026 Adjusted Guidance
Please see the “Adjusted Net Income Guidance Reconciliation” and “EBITDA Guidance Reconciliation” sections below for reconciliations of GAAP to non-GAAP measures and comparable 2025 results.
•Adjusted Net Income(1) of $572 million to $592 million
•Adjusted Diluted EPS(1) of $18.40 to $19.05
•Adjusted EBITDA(1) of $843 million to $873 million
(1) See “Non-GAAP Measures”, “Adjusted Net Income Guidance Reconciliation” and “EBITDA Guidance Reconciliation” sections below for more information.

Conference Call
Sterling’s management will hold a conference call to discuss these results and recent corporate developments on Tuesday, May 5, 2026 at 9:00 a.m. ET/8:00 a.m. CT. Interested parties may participate in the call by dialing (800) 836-8184. Please call in 10 minutes before the conference call is scheduled to begin and ask for the Sterling Infrastructure call. To coincide with the conference call, Sterling will post a slide presentation at www.strlco.com on the Events & Presentations section of the Investor Relations tab. Following management’s opening remarks, there will be a question and answer session.
To listen to a simultaneous webcast of the call, please go to the Company’s website at www.strlco.com at least 15 minutes early to download and install any necessary audio software. If you are unable to listen live, the conference call webcast will be archived on the Company’s website for 30 days.
About Sterling
Sterling operates through a variety of subsidiaries within three segments specializing in E-Infrastructure, Transportation and Building Solutions in the United States, primarily across the Southern, Northeastern, Mid-Atlantic and Rocky Mountain regions and the Pacific Islands. E-Infrastructure Solutions provides advanced, large-scale site development services and mission-critical electrical services for data centers, semiconductor fabrication, manufacturing, distribution centers, warehousing, power generation and more. Transportation Solutions includes infrastructure and rehabilitation projects for highways, roads, bridges, airports, ports, rail and storm drainage systems. Building Solutions includes residential and commercial concrete foundations for single-family and multi-family homes, parking structures, elevated slabs, other concrete work, plumbing services, and surveys for new single-family residential builds. From strategy to operations, we are committed to sustainability by operating responsibly to safeguard and improve society’s quality of life. Caring for our people and our communities, our customers and our investors – that is The Sterling Way.

Joe Cutillo, CEO, “We build and service the infrastructure that enables our economy to run, our people to move and our country to grow.”
Important Information for Investors and Stockholders
Non-GAAP Measures
This press release contains “Non-GAAP” financial measures as defined under Regulation G of the amended U.S. Securities Exchange Act of 1934. The Company reports financial results in accordance with U.S. generally accepted accounting principles (“GAAP”), but the Company believes that certain Non-GAAP financial measures provide useful supplemental information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and are useful for period-over-period comparisons of those operations.
Non-GAAP measures may include adjusted net income, adjusted operating income, adjusted EPS, EBITDA and adjusted EBITDA, in each case excluding the impacts of certain identified items. The excluded items represent items that the Company does not consider to be representative of its normal operations. The Company believes that these measures are useful for investors to review, because they provide a consistent measure of the underlying financial results of the Company’s ongoing business and, in the Company’s view, allow for a supplemental comparison against historical results and expectations for future performance. Furthermore, the Company uses each of these to measure the performance of the Company’s operations for budgeting and forecasting, as well as for determining employee incentive compensation. However, Non-GAAP measures should not be considered as substitutes for net income, EPS, or other data prepared and reported in accordance with GAAP and should be viewed in addition to the Company’s reported results prepared in accordance with GAAP.
Reconciliations of Non-GAAP financial measures to the most comparable GAAP measures are provided in the tables included within this press release.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains statements that are considered forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control, which may include statements about: the anticipated benefits of the CEC acquisition; our business strategy; our financial strategy; our industry outlook; our guidance; our expected earnings and margin growth; our pool of future work; and our plans, objectives, expectations, forecasts, outlook and intentions. All of these types of statements, other than statements of historical fact included in this press release, are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursue,” “target,” “guidance,” “continue,” the negative of such terms or other comparable terminology. The forward-looking statements contained in this press release are largely based on our expectations, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control. In addition, management’s assumptions about future events may prove to be inaccurate. Management cautions all readers that the forward-looking statements contained in this press release are not guarantees of future performance, and we cannot assure any reader that such statements will be realized or the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to factors listed in the “Risk Factors” section in our filings with the U.S. Securities and Exchange Commission and elsewhere in those filings. Additional factors or risks that we currently deem immaterial, that are not presently known to us or that arise in the future could also cause our actual results to differ materially from our expected results. Given these uncertainties, investors are cautioned that many of the assumptions upon which our forward-looking statements are based are likely to change after the date the forward-looking statements are made. The forward-looking statements speak only as of the date made, and we undertake no obligation to publicly update or revise any forward-looking statements for any reason, whether as a result of new information, future events or developments, changed circumstances, or otherwise, notwithstanding any changes in our assumptions, changes in business plans, actual experience or other changes. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

Company Contact: Sterling Infrastructure, Inc. Noelle Dilts, VP Investor Relations and Corporate Strategy 281-214-0795

STERLING INFRASTRUCTURE, INC. & SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2026	2025
Revenues	$825,675	$430,949
Cost of revenues	(631,379)	(336,109)
Gross profit	194,296	94,840
General and administrative expense	(47,850)	(34,631)
Intangible asset amortization	(7,093)	(4,503)
Acquisition related costs	(1,407)	(179)
Earn-out expense	(2,488)	(1,343)
Other operating income, net	2,356	1,892
Operating income	137,814	56,076
Interest income	3,638	6,827
Interest expense	(4,014)	(5,232)
Income before income taxes	137,438	57,671
Income tax expense	(33,673)	(15,080)
Net income, including noncontrolling interests	103,765	42,591
Less: Net income attributable to noncontrolling interests	(7,796)	(3,114)
Net income attributable to Sterling common stockholders	$95,969	$39,477

Net income per share attributable to Sterling common stockholders:
Basic	$3.13	$1.29
Diluted	$3.09	$1.28

Weighted average common shares outstanding:
Basic	30,652	30,547
Diluted	31,038	30,881

STERLING INFRASTRUCTURE, INC. & SUBSIDIARIES
SEGMENT INFORMATION
(In thousands)
(Unaudited)

	Three Months Ended March 31,
Revenues	2026	% of Revenue	2025	% of Revenue
E-Infrastructure Solutions	$597,732	72%	$218,263	51%
Transportation Solutions	132,863	16%	120,661	28%
Building Solutions	95,080	12%	92,025	21%
Total Revenues	$825,675		$430,949

Operating Income
E-Infrastructure Solutions	$133,764	22.4%	$46,642	21.4%
Transportation Solutions	14,754	11.1%	11,253	9.3%
Building Solutions	6,215	6.5%	12,352	13.4%
Segment Operating Income	154,733	18.7%	70,247	16.3%
Corporate G&A Expense	(13,024)		(12,649)
Acquisition Related Costs	(1,407)		(179)
Earn-out Expense	(2,488)		(1,343)
Total Operating Income	$137,814	16.7%	$56,076	13.0%

STERLING INFRASTRUCTURE, INC. & SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)
(Unaudited)

	March 31,	December 31,
	2026	2025
Assets
Current assets:
Cash and cash equivalents	$511,858	$390,721
Accounts receivable	513,903	501,163
Contract assets	131,724	101,154
Receivables from and equity in construction joint ventures	7,229	6,179
Other current assets	29,977	35,245
Total current assets	1,194,691	1,034,462
Property and equipment, net	284,303	278,269
Investment in unconsolidated subsidiary	100,482	105,813
Operating lease right-of-use assets, net	53,941	58,167
Goodwill	584,821	585,221
Other intangibles, net	548,009	554,702
Other non-current assets, net	17,425	17,197
Total assets	$2,783,672	$2,633,831
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$234,475	$226,810
Contract liabilities	695,617	652,357
Current maturities of long-term debt	15,138	15,146
Current portion of long-term lease obligations	16,200	18,679
Accrued compensation	51,218	62,657
Other current liabilities	71,102	46,805
Total current liabilities	1,083,750	1,022,454
Long-term debt	272,321	275,903
Long-term lease obligations	38,527	40,186
Deferred tax liability, net	125,055	123,145
Other long-term liabilities	68,750	65,708
Total liabilities	1,588,403	1,527,396
Stockholders’ equity:
Common stock	315	315
Additional paid in capital	367,469	366,101
Treasury stock, at cost	(146,846)	(130,547)
Retained earnings	968,617	872,648
Total Sterling stockholders’ equity	1,189,555	1,108,517
Noncontrolling interests	5,714	(2,082)
Total stockholders’ equity	1,195,269	1,106,435
Total liabilities and stockholders’ equity	$2,783,672	$2,633,831

STERLING INFRASTRUCTURE, INC. & SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2026	2025
Cash flows from operating activities:
Net income	$103,765	$42,591
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	23,034	16,991
Amortization of debt issuance costs and non-cash interest	169	256
Gain on disposal of property and equipment	(739)	(782)
Distribution of earnings from unconsolidated subsidiary	6,999	—
Equity in earnings from unconsolidated subsidiary	(1,668)	(1,892)
Deferred taxes	1,909	650
Stock-based compensation	7,497	6,683
Changes in operating assets and liabilities	24,602	20,386
Net cash provided by operating activities	165,568	84,883
Cash flows from investing activities:
Acquisitions, net of cash acquired	—	(37,860)
Capital expenditures	(19,629)	(17,924)
Proceeds from sale of property and equipment	1,945	1,573
Net cash used in investing activities	(17,684)	(54,211)
Cash flows from financing activities:
Repayments of debt	(3,793)	(6,606)
Repurchase of common stock	(12,275)	(43,846)
Withholding taxes paid on net share settlement of equity awards	(10,679)	(5,768)
Net cash used in financing activities	(26,747)	(56,220)
Net change in cash, cash equivalents, and restricted cash	121,137	(25,548)
Cash, cash equivalents and restricted cash at beginning of period	390,721	664,195
Cash, cash equivalents and restricted cash at end of period	511,858	638,647
Less: restricted cash	—	—
Cash and cash equivalents at end of period	$511,858	$638,647

STERLING INFRASTRUCTURE, INC. & SUBSIDIARIES
ADJUSTED NET INCOME RECONCILIATION
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2026	2025
Net income attributable to Sterling common stockholders	$95,969	$39,477
Non-cash stock-based compensation	7,497	6,683
Intangible asset amortization (1)	8,964	6,374
Acquisition related costs	1,407	179
Earn-out expense	2,488	1,343
Tax impact of adjustments	(4,987)	(3,812)
Adjusted net income attributable to Sterling common stockholders (2)	$111,338	$50,244

Net income per share attributable to Sterling common stockholders:
Basic	$3.13	$1.29
Diluted	$3.09	$1.28

Adjusted net income per share attributable to Sterling common stockholders:
Basic	$3.63	$1.64
Diluted	$3.59	$1.63

Weighted average common shares outstanding:
Basic	30,652	30,547
Diluted	31,038	30,881

(1) For the three months ended March 31, 2026 and 2025, intangible asset amortization includes $1,871 in both periods, related to the basis difference recognized in the deconsolidation of RHB on December 31, 2024.

(2) The Company defines adjusted net income attributable to Sterling common stockholders as GAAP net income attributable to Sterling common stockholders excluding non-cash stock-based compensation, intangible asset amortization, acquisition related costs, earn-out (income) expense, and the income tax impact of these adjustments. The tax impact of adjustments is determined by using the Company's annual effective tax rate, unless the nature of the item requires application of a specific tax rate.

STERLING INFRASTRUCTURE, INC. & SUBSIDIARIES
EBITDA RECONCILIATION
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2026	2025
Net income attributable to Sterling common stockholders	$95,969	$39,477
Depreciation and amortization (1)	25,180	19,137
Interest expense (income), net	376	(1,595)
Income tax expense	33,673	15,080
EBITDA (2)	155,198	72,099
Non-cash stock-based compensation	7,497	6,683
Acquisition related costs	1,407	179
Earn-out expense	2,488	1,343
Adjusted EBITDA (3)	$166,590	$80,304

(1) For the three months ended March 31, 2026 and 2025, depreciation and amortization includes $1,871, in each period, of intangible asset amortization and $275, in each period, of depreciation expense related to the basis difference recognized in the deconsolidation of RHB.

(2) The Company defines EBITDA as GAAP net income attributable to Sterling common stockholders adjusted for depreciation and amortization, net interest income/expense and income tax expense.

(3) The Company defines adjusted EBITDA as EBITDA excluding the impact of non-cash stock-based compensation, acquisition related costs, and earn-out (income) expense.

STERLING INFRASTRUCTURE, INC. & SUBSIDIARIES
NON-GAAP SEGMENT INFORMATION
(In thousands)
(Unaudited)

	Three Months Ended March 31,
Adjusted Operating Income	2026	% of Revenue	2025	% of Revenue
E-Infrastructure Solutions	$140,330	23.5%	$50,583	23.2%
Transportation Solutions	17,078	12.9%	13,577	11.3%
Building Solutions	8,266	8.7%	14,234	15.5%
Adjusted Segment Operating Income	165,674	20.1%	78,394	18.2%
Corporate G&A Expense	(7,504)		(7,739)
Total Adjusted Operating Income (1)	$158,170	19.2%	$70,655	16.4%

(1) The Company defines adjusted operating income as GAAP operating income excluding the impact of non-cash stock-based compensation, intangible asset amortization, acquisition related costs, and earn-out expense. For the three months ended March 31, 2026, GAAP operating income of $137,814 is adjusted to exclude $7,497 of non-cash stock-based compensation, $8,964 of intangible asset amortization (including $1,871 related to the basis difference of RHB), $1,407 of acquisition related costs, and $2,488 of earn-out expense.

For the three months ended March 31, 2025, GAAP operating income of $56,076 is adjusted to exclude $6,683 of non-cash stock-based compensation, $6,374 of intangible asset amortization (including $1,871 related to the basis difference of RHB), $179 of acquisition related costs, and $1,343 of earn-out expense.

STERLING INFRASTRUCTURE, INC. & SUBSIDIARIES
ADJUSTED NET INCOME GUIDANCE RECONCILIATION
(In millions, except per share data)
(Unaudited)

	Full Year 2026 Guidance		Full Year
	Low	High	2025 Actual
Net income attributable to Sterling common stockholders	$513	$533	$290
Non-cash stock-based compensation	32	32	24
Intangible asset amortization (1)	36	36	30
Acquisition related costs	1	1	8
Earn-out expense (income)	9	9	(1)
Income tax impact of adjustments	(19)	(19)	(15)
Adjusted net income attributable to Sterling common stockholders (2)	$572	$592	$337

Net income per share attributable to Sterling common stockholders:
Diluted	$16.50	$17.15	$9.38

Adjusted net income per share attributable to Sterling common stockholders:
Diluted	$18.40	$19.05	$10.88

Weighted average common shares outstanding:
Diluted (2026 is approximate)	31.0	31.0	30.9

(1) Full year 2026 guidance and full year 2025 actual include intangible asset amortization of approximately $7.5 million related to the basis difference recognized in the deconsolidation of RHB.

(2) The Company defines adjusted net income attributable to Sterling common stockholders as GAAP net income attributable to Sterling common stockholders excluding the impact of non-cash stock-based compensation, intangible asset amortization, acquisition related costs, earn-out expense, and the income tax impact of these adjustments. The tax impact of adjustments is determined by using the Company's annual effective tax rate, unless the nature of the item requires application of a specific tax rate.

STERLING INFRASTRUCTURE, INC. & SUBSIDIARIES
EBITDA GUIDANCE RECONCILIATION
(In millions)
(Unaudited)

	Full Year 2026 Guidance		Full Year 2025
	Low	High	Actual
Net income attributable to Sterling common stockholders	$513	$533	$290
Depreciation and amortization (1)	104	107	86
Interest expense (income), net	5	7	(3)
Income tax expense	179	184	99
EBITDA (2)	801	831	472
Non-cash stock-based compensation	32	32	24
Acquisition related costs	1	1	8
Earn-out expense (income)	9	9	(1)
Adjusted EBITDA(3)	$843	$873	$504

(1) Full year 2026 guidance and full year 2025 actual include depreciation and intangible asset amortization of approximately $1.1 million and $7.5 million, respectively, related to the basis difference recognized in the deconsolidation of RHB.

(2) The Company defines EBITDA as GAAP net income attributable to Sterling common stockholders, adjusted for depreciation and amortization, net interest income/expense, and income tax expense.

(3) The Company defines adjusted EBITDA as EBITDA excluding the impact of non-cash stock-based compensation, acquisition related costs, and earn-out expense.